EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended February 1, 2013

Current Month	Rolling Performance*	Rolling Risk Metrics* (Mar 2008 – Feb 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.3%	0.8%	2.3%	-4.8%	-2.0%	-3.3%	1.4%	-3.3%	10.7%	-22.9%	-0.3	-0.4
B**	1.3%	0.8%	2.2%	-5.3%	-2.6%	-4.0%	N/A	-4.0%	10.6%	-24.9%	-0.3	-0.5
Legacy 1***	1.4%	0.8%	2.5%	-2.7%	0.0%	N/A	N/A	-2.7%	10.8%	-18.1%	-0.2	-0.3
Legacy 2***	1.4%	0.8%	2.4%	-3.0%	-0.4%	N/A	N/A	-3.1%	10.8%	-18.6%	-0.2	-0.4
Global 1***	1.4%	0.8%	2.5%	-2.2%	-0.8%	N/A	N/A	-3.6%	10.3%	-17.5%	-0.3	-0.5
Global 2***	1.4%	0.8%	2.5%	-2.4%	-1.1%	N/A	N/A	-3.9%	10.3%	-18.4%	-0.3	-0.5
Global 3***	1.4%	0.8%	2.3%	-4.0%	-2.8%	N/A	N/A	-5.6%	10.3%	-23.5%	-0.5	-0.7

S&P 500 Total Return Index****	0.7%	1.0%	6.2%	13.1%	13.4%	4.9%	8.2%	4.9%	18.9%	-46.4%	0.3	0.4
Barclays Capital U.S. Long Gov Index****	-1.1%	-0.6%	-4.0%	1.7%	11.0%	8.1%	6.9%	8.1%	13.3%	-12.3%	0.7	1.1
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	33%					33%
Energy	15%	Long	Brent Crude Oil	4.9%	Long	15%	Long	Brent Crude Oil	4.9%	Long
			Gas Oil	2.5%	Long			Gas Oil	2.5%	Long
Grains/Foods	10%	Short	Sugar	2.3%	Short	10%	Short	Sugar	2.3%	Short
			Wheat	1.5%	Short			Wheat	1.5%	Short
Metals	8%	Long	Copper	2.0%	Long	8%	Long	Copper	2.0%	Long
			Zinc	1.2%	Long			Zinc	1.2%	Long
FINANCIALS	67%					67%
Currencies	27%	Short $	Australian Dollar	2.7%	Long	27%	Short $	Australian Dollar	2.6%	Long
			Japanese Yen	2.0%	Short			Japanese Yen	2.0%	Short
Equities	28%	Long	DAX Index	3.6%	Long	28%	Long	DAX Index	3.6%	Long
			S&P 500	3.3%	Long			S&P 500	3.3%	Long
Fixed Income	12%	Short	Bund	2.2%	Short	12%	Short	Bund	2.2%	Short
			U.S. 10-Year Treasury Note	1.8%	Short			U.S. 10-Year Treasury Note	1.8%	Short

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets  dropped over 4% after the U.S. Energy Information Administration released supply data which revealed a smaller-than- expected decline in U.S. inventories.  Brent crude finished the week up 3.1% as investors became more optimistic about the global economic recovery; heating oil prices also rose due to higher input costs for refiners.

Grains/Foods
Dry weather in Argentina, the world’s fourth-largest corn producer created supply concerns and drove corn prices up 2.1%.  Soybean prices rose following the release of data which showed increased Chinese demand.

Metals
Copper prices reached their highest point in three months as investor optimism followed the continued monetary stimulus in the U.S.  Speculative buying ahead of the release of Chinese manufacturing data also helped raise prices.  Precious metal prices advanced following reports that showed the U.S. economy contracted slightly in the fourth quarter of 2012.

Currencies
The Japanese yen fell to a 30-month low against both the U.S. dollar and the euro after Prime Minister Abe announced plans to appoint a new Bank of Japan governor who will implement a monetary stimulus policy to further depreciate the yen.  Eurozone manufacturing data was stronger-than-expected and helped the euro reach a 14-month high against the U.S. dollar.

Equities
The S&P 500 experienced modest gains following upbeat jobs data, which further supported the belief the slow-moving U.S. economic recovery was still on track.  The Nikkei 225 gained 2.2% as the weakening yen raised hopes for the country’s struggling export industries.  This index has risen for 12 consecutive weeks.

Fixed Income
The U.S. 5-Year Treasury Note ended the week modestly higher after an auction for the note resulted in average demand.  The German Bund market fell for the week as investors began to react to positive Eurozone data by shifting away from safe-haven assets and increasing their exposure to riskier assets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.